Exhibit 99.6

NOMINEE HOLDER CERTIFICATION

FIRST BANCORP.

Up to 10,651,835 Shares of Common Stock Issuable Upon the Exercise of Transferable
Subscription Rights Distributed to the Record Stockholders of First BanCorp.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF FIRST BANCORP. DATED OCTOBER  , 2011 (THE “PROSPECTUS”).

The undersigned, a broker, custodian bank, or other nominee holder (the “Nominee Holder”) of transferable subscription rights (the “Subscription Rights”) to purchase shares of common stock of First BanCorp. (the “Corporation”) pursuant to the rights offering described and provided for in the Prospectus, hereby certifies to the Corporation and to The Bank of New York Mellon, as subscription agent and information agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), Subscription Rights to purchase the number of shares of common stock specified below, the terms of which is described further in the Prospectus, as to each beneficial owner for whom the Nominee Holder is acting hereby:

Number of Shares
Number of Shares Owned	Subscribed for
on Record Date	in the Rights Offering

Print Name of the Nominee Holder:

By:

Print Signer’s Name:

Contact Name:

Contact Phone Number: